FEDERAL IDENTIFICATION No. 04-2052042

The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

RESTATED ARTICLES OF ORGANIZATION (General Laws, Chapter 156B, Section 74)
We,			Terrance L. Carlson	,	*Vice President.
and			John L. Healy	,	*Assistant Clerk.
of			PerkinElmer, Inc.
(Exact name of corporation)
located at	45 William Street, Wellesley, MA 02481
(Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting
held on	April 24	, 20	01	By a vote of directors/~~or~~:
	shares of		of		shares outstanding,
(type, class & series, if any)
	shares of		of		shares outstanding, and
(type, class & series, if any)
	shares of		of		shares outstanding,
(type, class & series, if any)

**~~being at least a majority of each type, class or series outstanding and entitled to vote shares: / **being at least~~
~~two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series~~
~~of stock whose rights are adversely affected thereby:~~

ARTICLE I
The name of the corporation is:
PerkinElmer, Inc.

ARTICLE II
The purpose of the corporation is to engage in the following business activity(ies):
See attached Article II

* Delete the inapplicable words. ** Delete the inapplicable clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 ½ 11 sheets of paper with left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

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ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	300,000,000	$1.00

Preferred:		Preferred:	1,000,000	$1.00

ARTICLE IV
If more than one data of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.
See Attached Article IV
ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
None

ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
See Attached Article VI

**If there are no provisions state "None"
Note The preceding six (6) articles are considered so be permanent and may ONLY be changed by filing appropriate Articles of Amendment.
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Article II
The purpose of the corporation is to engage in the following business activities:
To manufacture, buy, sell, store, alter, and otherwise deal in or with electrical, electronic, photographic and mechanical equipment, devices, machinery, products, supplies, and material of all kinds.
To render consulting and advisory services of all kinds.

To engage in research, experimentation, and development work of all kinds either for its own account or for others.

To engage in, conduct, and carry on any other business or businesses and to engage in any lawful act or activity for which corporations may be organized under Chapter 156B of the
Laws of the Commonwealth of Massachusetts or any amendment or substitution therefor.

To purchase, lease, exchange or otherwise acquire, hold, store, sell, encumber, or otherwise deal in or with any real or personal property or any rights or privileges which the corporation may consider necessary or convenient for the purpose of its business, provided, however, that this Corporation shall not engage in the real estate business.

To acquire by purchase, lease, exchange or otherwise the whole or any part of the good will, patents, trade names, rights, licenses, and property of any person or persons, firm, association, or corporation heretofore or hereafter engaged in any of these businesses or any similar business or businesses or in any business which this corporation is authorized to carry on and pay for the same in cash or in stock or other securities of this corporation or otherwise, and hold and in any manner dispose of the whole or any part of the property so acquired, and conduct in any lawful manner the whole or any part of the business or businesses so acquired.

To borrow money, to issue notes, bonds or other obligations, secured or unsecured, of the corporation for any purpose for which it is incorporated.

To purchase or otherwise receive, hold, sell, and otherwise deal in or with all or any part of the capital stock of any class, bonds, notes, debentures, or other securities of any corporation, including this corporation, association, government, state municipality, or other organization.

To do any and all other acts and things and to exercise any and all other powers which a partnership or a natural person could do and exercise which now or hereafter may be authorized by the law governing business corporations in furtherance of these purposes.

To carry on any business herein described either for its own account or as agent broker, or otherwise.

Article IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class:

The following is a description of each class of stock of the corporation and the respective preferences, powers, qualifications and special or relative rights or privileges as to each class.

A.    Preferred Stock. The Preferred Stock may be issued in one or more series at such time or times and for such considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative rights and preferences referred to hereinafter in respect of any or all of which there may be variations between different series, and except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and be cumulative, all shares of Preferred Stock shall be identical.
Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Articles, to provide by adopting a resolution or resolutions, a certificate of which shall be filed in accordance with the Business
Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred
Stock in one or more series, each with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions creating such series. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to determine and fix:

(1)    The distinctive designation of such series and the number of shares to constitute such series;

(2)    The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, before any dividends on the Common Stock with respect to the same dividend period shall be declared and paid or set aside for payment; whether dividends at the rate so determined shall be cumulative and if so from what date or dates and on what terms; and whether the shares of such series shall he entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

(3)    The right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the terms and conditions of such redemption, including the redemption price or prices which the shares of such series shall be entitled to receive upon redemption;

(4)    The preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(5)    The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(6)    The obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund of a similar nature or otherwise, and the terms and conditions of such obligations;

(7)    Voting rights, if any, provided that the shares of all series with voting rights shall not have more than one vote per share;

(8)    The status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the corporation on conversion;

(9)    The conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation or any subsidiary, of the Common Stock or of any other class of stock of the corporation ranking junior to the shares of such series as to dividends or upon liquidation;

(10)    The conditions and restrictions, if any, on the creation of indebtedness of the corporation, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation;

(11)    Such other preferences or restrictions or qualifications thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

No holder of shares of the Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

Terms of Series C Junior Participating Preferred Stock:

I. Designation and Amount

The shares of such series shall be designated as “Series C Junior Participating Preferred
Stock” (the “Series C Preferred Stock”) and the number of shares constituting the Series C
Preferred Stock shall be 70,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

II. Dividends and Distributions

(A)    Subject to the rights of the holders of any shares of any series of Preferred Stock
(or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of
Common Stock, par value $1 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the first day of March, June, September and December in each year
(each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of
Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly
Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C
Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the
Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C
Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Series C Preferred
Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock)
and the Corporation shall pay such dividend or distribution on the Series C Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date, a dividend of $1 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series
C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such
Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.
Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pre rata on a share-by-share basis among all such shares at the time outstanding. The Board of Director may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

III. Voting Rights

The holders of shares of Series C Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series
C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    Except as otherwise provided herein, by law, or in any other Certificate of Vote of
Directors creating a series of Preferred Stock or any similar stock, the holders of shares of Series
C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the
Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)    (i) If at any time dividends on any Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series C Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this
Corporation shall, as soon as may be practicable, call a special meeting of holders of Series C
Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

(ii)    During any period when the holders of Series C Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series C Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section III(C).

(iii)    A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series C Preferred Stock entitled to vote in an election of such
Director.

(iv)    If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series C Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of
Series C Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

(v)    At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series C Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section III(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series C Preferred Stock to vote as provided in this Section III(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series C Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(D)    Except as set forth herein, or as otherwise provided by law, holders of Series C
Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

IV. Certain Restrictions

(A)    Whenever quarterly dividends or other dividends or distributions payable on the
Series C Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred
Stock outstanding shall have been paid in full, the Corporation shall not:

(i)        declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the
Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series
C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series
C Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series C
Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

V. Reacquired Shares

Any shares of Series C Preferred Stock purchased or otherwise acquired by the
Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other Certificate of Vote of Directors creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI. Liquidation, Dissolution or Winding Up

(A)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C
Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)
with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred
Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B)    Neither the consolidation, merger or other business combination of the
Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section VI.

(C)    In the event the Corporation shall at any time declare or pay any dividend on the
Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a divided in shares of Common Stock) into a greater or lesser number of shares of
Common Stock, then in each such case the aggregate amount to which holders of shares of
Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section VI shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

VII. Consolidation, Merger, etc.

Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of
Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of
Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred
Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII. Redemption

The shares of Series C Preferred Stock shall not be redeemable.

IX. Rank

The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock issued either before or after the issuance of the Series C Preferred Stock, unless the terms of any such series shall provide otherwise.

X. Amendment

The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preference or special rights of the Series C
Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single series.

XI. Fractional Shares

Series C Preferred Stock may be issued in fractions of a share which are integral multiples of one-thousandth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock.

B. Common Stock. After the requirements with respect to preferential dividends on the
Preferred Stock (fixed in accordance with the provisions of paragraph A of this Article 4) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts
(fixed in accordance with the provisions of paragraph A of this Article 4), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph A of this Article 4) to be distributed to the holders of Preferred Stock in the event of voluntary and involuntary liquidation, distribution or sale of assets, dissolution or winding up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Except as may otherwise be required by law or the provisions of these Articles, or by the
Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities authorized, or whether issued for cash or other consideration or by way of dividend.

Article VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

Meetings of Stockholders may be held within the Commonwealth of Massachusetts or elsewhere in the United States of America to the extent permitted by the By-laws of the
Corporation.

The Directors may make, amend, or repeal the By-laws of the Corporation in whole or in part at any meeting of the Directors by vote of a majority of the Directors then in office, except that the provisions thereof fixing the place of the meetings of Stockholders, designating the number necessary to constitute a quorum at meetings of the Stockholders, governing procedure with respect to the removal of Directors, and affording indemnification to Directors or officers may be made, amended, or repealed only by the Stockholders.

The number of Directors which shall constitute the whole Board of Directors shall be such number, not less than three nor more than thirteen, as shall be fixed by vote of the stockholders or the Board of Directors. During the time periods specified in this Article 6, the
Board of Directors shall be divided into three classes in respect of term of office, each class to contain, as nearly as possible, one-third of the whole number of the Board. Of the Board of
Directors elected at the Annual Meeting of Stockholders in 1975, the members of one class shall serve until the Annual Meeting of Stockholders held in the year following their election, the members of the second class shall serve until the Annual Meeting of Stockholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Stockholders held three years following their election; provided, however, that in each case
Directors shall serve until their successors shall be elected and qualified. At each Annual
Meeting of Stockholders, commencing with the Annual Meeting in 1976 through and including the Annual Meeting 1995, the successors of the Directors of the class whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held three years next following (and until their successors shall be duly elected and qualified), so that the term of one class of Directors shall expire in each year. At each Annual Meeting of Stockholders, commencing with the Annual Meeting in 1996, the successors of the Directors whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held in the following year (and until their successors shall be duly elected and qualified), so that, upon the expiration in 1998 of the terms of the Directors elected at the Annual Meeting in 1995, all
Directors shall be elected to hold office for a one-year term. A vacancy in the Board of Directors, however occurring, unless and until filled by the stockholders, may be filled by the Directors.
The number of the Board of Directors may be increased or decreased and one or more additional
Directors elected at any special meeting of the stockholders or by a vote of the Directors then in office. For so long as the Directors are divided into classes in accordance with the terms of this
Article 6, Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall serve until the expiration of the term of his or her predecessor and until his or her successor is duly elected and qualified. No decrease in the number of the
Board of Directors shall shorten the term of any incumbent Directors.

A Director may be removed from office (a) with or without cause, by vote of two-thirds of the stock outstanding and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of two-thirds of the shares of such class which are outstanding and entitled to vote or (b) for cause by vote of a majority of the Directors then in office. A Directors may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

To the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it exists or may be amended, a Director of this Corporation shall not be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, notwithstanding any provision of law imposing such liability.

Article VIII (b)

	NAME	ADDRESS
President	Gregory L. Summe	466 Glenn Rd. Weston, MA 02493
Treasurer	Robert F. Friel	16 Longmeadow Drive Westwood, MA 02090
Clerk / Vice President	Terrance L. Carlson	Cronin's Landing 25 Crescent Street Apt. 527 Waltham, MA 02154
Asst. Clerk	John L. Healy	50 Rolling Meadow Drive Holliston, MA 01746
Directors	Tamara J. Erickson	886 Lowell Street Carlisle, MA 01741
	Dr. Kent F. Hansen	780 Boylston, Apt. 17H Boston, MA 02199
	John F. Keane	55 Black Horse Lane Cohasset, MA 02025
	Nicholas A. Lopardo	62 Boren Lane Boxford, MA 01921
	Michael C. Ruettgers	453 Bedford Rd. Carlisle, MA 01741
	Gregory L. Summe	466 Glen Rd. Weston, MA 02493
	Gabriel Schmergel	15 Lowell Rd. Wellesley, MA 02481
	Kenton J. Sicchitano	25 Hundreds Circle Wellesley Hills, MA 02481
	G. Robert Tod	116 Estabrook Rd. Concord, MA 01742

ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the
Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.
ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.
The Street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
45 William Street, Wellesley, MA 02481
The name residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:
Treasurer:	See Attached Article VIII (b)
Clerk:
Directors:

The fiscal year (i.e., tax year) of the corporation shall end on the last day of the xxxxxxx Sunday closest to
December 31
The name and business address of the resident agent, if any, of the corporation is:
CT Corporation
101 Federal Street, Boston, MA 02110
We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

None

759584
THE COMMONWEALTH OF MASSACHUSETTS
RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $ 200 having been paid, said articles are deemed to have been filed with me this 29th day of
June, 2001.

Effective Date: ___________________________________________

WILLIAM FRANCIS GALVLIN
Secretary of the Commonwealth

TO RE FILLED IN BY CORPORATION Photocopy of document to be sent to:
Hal J. Leibowitz, Esq. c/o Hale and Dorr LLP
60 State Street
Boston, MA 02109
Telephone:	617-526-6000

042052042
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

PerkinElmer, Inc., having a registered office at 155 Federal Street, Boston, Massachusetts 02110, certifies as follows:

FIRST, Article VI of the Restated Articles of Organization of the corporation are amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on January 24, 2007 by the board of directors and the shareholders in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

Article VI is amended to add the following at the end thereof:

The By-laws of this Corporation may, but are not required to, provide that in a meeting of stockholders other than a Contested Election Meeting (as defined below), a nominee for director shall be elected to the Board of Directors only if the votes cast for such nominee's election exceed the votes cast against such nominee's election. In a
Contested Election Meeting, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. A meeting of stockholders shall be a "Contested
Election Meeting" if, as of the day immediately preceding the date of this Corporation's first notice to stockholders of such meeting sent pursuant to Section 4 of Article 1 of this
Corporation's By-laws, as such date is stated in such notice, either (i) there is any person nominated for election as a director at such meeting who was not nominated for election as a director by the Board of Directors, and such nomination other than by the Board of
Directors has not been withdrawn, or (ii) there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting.

FOURTH, this Amendment does not authorize.an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by

(Please check appropriate box)

    Chairman of the board of directors,
    President,
    Other officer,
    Court-appointed fiduciary,

on this 26th day of April , 2007.

1017093     COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

Effective date:________________________________________________________________________ (must be within 90 days of date submitted)

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
TO BE FILLED IN BY CORPORATION
Contact Information:

Examiner

Name approval

C

M

Telephone:
Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/com.
If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	PerkinElmer, Inc.

(2)	Registered office address:	155 Federal Street, Boston, Massachusetts 02110
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s):	I (specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:	April 25, 2023
(month, day, year)

(5)	Approved by:
(check appropriate box)
☐    the incorporators.
☐    the board of directors without shareholder approval and shareholder approval was not required.
☒    the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)    State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.
ARTICLE I
The name of the corporation is:
Revvity, Inc.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:
Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)    The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Joel S. Goldberg	.
(signature of authorized individual)
☐    Chairman of the board of directors,
☐    President,
☒    Other officer,
☐    Court-appointed fiduciary,

on this	26th	day of	April	, 2023 .

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears
That the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
April 26, 2023 10:40 AM

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth